Exhibit 99.1

SCHEDULE 1

Schedule 1 sets forth the Managing Director and the members of the Investment Committee of ADIA.
Name	Business Address	Present Principal Occupation	Citizenship
H.H. Sheikh Hamed bin Zayed Al Nahyan	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Managing Director and Investment Committee Member	United Arab Emirates
H.H. Sheikh Mohammed bin Khalifa bin Zayed Al Nahyan	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Investment Committee Member	United Arab Emirates
H.E. Khalil Mohammed Sharif Foulathi	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Investment Committee Member	United Arab Emirates
Majed Salem Khalifa Rashed Alromaithi	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Investment Committee Member	United Arab Emirates
Khalifa Matar Khalifa Saif Almheiri	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Investment Committee Member	United Arab Emirates
Hamad Shahwan Surour Shahwan Aldhaheri	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Investment Committee Member	United Arab Emirates
Dhaen Mohamed Al Hameli	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Investment Committee Member	United Arab Emirates
Nasser Shotait Al Ketbi	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Investment Committee Member	United Arab Emirates
Mohamed Rashid Al Mheiri	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Investment Committee Member	United Arab Emirates
Juma Khamis Al Khyeli	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Investment Committee Member	United Arab Emirates

Exhibit 99.1

SCHEDULE 2

Schedule 2 sets forth the executive officers and the members of the board of directors of Platinum Holdings.
Name	Business Address	Present Principal Occupation	Citizenship
Saeed Mohammed Saeed Binmarran Al Dhaheri	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Director	United Arab Emirates
Mubarak Awad Qanazel Khniban AlAmeri	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Director	United Arab Emirates
Saif Surour Omair Maaded AlMashghouni	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Director	United Arab Emirates
Mohamed Fahed Mohamed Abdulla AlMazrouei	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Director	United Arab Emirates
Ahmed Salem Abdulla Melaih AlNeyadi	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Director	United Arab Emirates
Rawdha Abdulrahman Abdulla Sultan AlRumaithi	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Director	United Arab Emirates
Ahmed Masaood Ahmed AlMasaood AlMehairbi	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Director	United Arab Emirates

Exhibit 99.1

SCHEDULE 3

Schedule 3 sets forth the executive officers and the members of the board of directors of Platinum Falcon.
Name	Business Address	Present Principal Occupation	Citizenship
Saeed Mohammed Saeed Binmarran Al Dhaheri	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Director	United Arab Emirates
Mubarak Awad Qanazel Khniban AlAmeri	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Director	United Arab Emirates
Saif Surour Omair Maaded AlMashghouni	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Director	United Arab Emirates
Mohamed Fahed Mohamed Abdulla AlMazrouei	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Director	United Arab Emirates
Ahmed Salem Abdulla Melaih AlNeyadi	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Director	United Arab Emirates
Rawdha Abdulrahman Abdulla Sultan AlRumaithi	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Director	United Arab Emirates
Ahmed Masaood Ahmed AlMasaood AlMehairbi	211 Corniche, PO Box 3600, Abu Dhabi, UAE	Director	United Arab Emirates